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                                                                                                                        EXHIBIT (11)

                                            DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                                                COMPUTATIONS OF PER SHARE EARNINGS
                                               (In Millions, Except Per Share Data)

                                                             Three Months Ended                           Nine Months Ended
                                                  -------------------------------------------   ------------------------------------
                                                    NOVEMBER 2, 1996       October 28, 1995      NOVEMBER 2, 1996  October 28, 1995
                                                  -------------------   ---------------------   -----------------  -----------------
                                                  EARNINGS    SHARES    Earnings      Shares    EARNINGS  SHARES   Earnings   Shares
                                                  --------    -------   --------      -------   --------  -------  --------   ------
Primary Computations
--------------------
Earnings before extraordinary charge.............    $116                 $  44                   $ 259              $  83
Extraordinary charge, net of tax.................      (9)                    -                     (10)                 -
                                                  --------              --------                --------           --------
Net earnings.....................................     107                 $  44                   $ 249              $  83
                                                  ========              ========                ========           ========
Less:  Dividend requirements on ESOP
  preferred shares, net of tax benefit on
  unallocated shares.............................      (5)                   (5)                    (15)               (15)
                                                  --------              --------                --------           --------
Adjusted net earnings............................    $102                 $  39                   $ 234              $  68
                                                  ========              ========                ========           ========
Average common shares outstanding                               216.8                   215.6              216.5              215.4
Average number of common share equivalents:
Stock options....................................                 1.2                     0.4                1.1                0.4
Performance shares...............................                 0.8                     1.0                0.8                1.0
                                                              --------                --------            -------             ------
Adjusted common equivalent shares
outstanding-primary..............................               218.8                   217.0              218.4              216.8
                                                              ========                ========            =======             ======
Primary earnings per share before extraordinary
charge...........................................   $0.51                 $0.18                   $1.11             $ 0.32
Extraordinary Charge.............................   (0.04)                    -                   (0.04)                 -
                                                  --------              --------                --------           --------
PRIMARY EARNINGS PER SHARE                          $0.47                 $0.18                   $1.07             $ 0.32
                                                  ========              ========                ========           ========

Fully Diluted Computations
--------------------------

Earnings before extraordinary charge.............    $116                 $  44                   $ 259             $   83
Extraordinary charge, net of tax.................      (9)                   -                      (10)                 -
                                                  --------              --------                --------           --------
Net earnings.....................................    $107                 $  44                   $ 249             $   83
                                                  ========              ========                ========           ========
Less:  Earnings impact of assumed ESOP
  preferred share conversion, net of tax benefit
  on unallocated shares..........................      (3)                   (4)                    (10)               (10)
                                                  --------              --------                --------           --------
Adjusted net earnings............................    $104                 $  40                   $ 239             $   73
                                                  ========              ========                ========           ========

Average common and common equivalent
 shares-primary..................................               218.8                   217.0              218.4              216.8
Additional common share equivalents attributable
 to applications of the treasury stock method....                 0.2                       -                0.3                0.1
Assumed conversion of ESOP preferred shares......                11.7                    12.2               11.8               12.3
                                                              --------                --------           --------            -------
Adjusted common equivalent shares
 outstanding-fully diluted.......................               230.7                   229.2              230.5              229.2
                                                              ========                ========           ========            =======

Fully diluted earnings per share before
 extraordinary charge............................    0.49                 $0.18                   $1.08             $ 0.32
Extraordinary Charge.............................   (0.04)                    -                   (0.04)                 -
                                                  --------              --------                --------           --------
FULLY DILUTED EARNINGS PER SHARE                    $0.45                 $0.18                   $1.04             $ 0.32
                                                  ========              ========                ========           ========

AVERAGE ALLOCATED ESOP PREFERRED
 SHARES OUTSTANDING (IN MILLIONS)................                 3.1                     2.6               3.0                 2.5
                                                              ========                ========            ======              ======

                                                             Twelve Months Ended
                                                  ------------------------------------------
                                                   NOVEMBER 2, 1996       October 28, 1995
                                                  -------------------   --------------------
                                                  EARNINGS    SHARES    Earnings      Shares
                                                  --------    -------   --------      ------
Primary Computations
--------------------

Earnings before extraordinary charge.............   $ 487                 $ 362
Extraordinary charge, net of tax.................     (10)                    -
                                                  --------              --------
Net earnings.....................................   $ 477                 $ 362
                                                  ========              ========
Less:  Dividend requirements on ESOP
  preferred shares, net of tax benefit on
unallocated shares...............................     (20)                  (19)
                                                  --------              --------
Adjusted net earnings............................   $ 457                 $ 343
                                                  ========              ========

Average common shares outstanding                              216.1                   215.0
Average number of common share equivalents:
Stock options....................................                0.9                     0.4
Performance shares...............................                0.8                     0.8
                                                              -------                 -------
Adjusted common equivalent shares
 outstanding-primary.............................              217.8                   216.2
                                                              =======                 =======
Primary earnings per share before extraordinary
 charge..........................................   $2.14                 $1.58
Extraordinary Charge.............................   (0.04)                    -
                                                  --------              --------
PRIMARY EARNINGS PER SHARE                          $2.10                 $1.58
                                                  ========              ========

Fully Diluted Computations
--------------------------

Earnings before extraordinary charge.............   $ 487                 $ 362
Extraordinary charge, net of tax.................     (10)                    -
                                                  --------              --------
Net earnings.....................................   $ 477                 $ 362
                                                  ========              ========
Less:  Earnings impact of assumed ESOP
  preferred share conversion, net of tax benefit
on unallocated shares............................     (14)                  (13)
                                                  --------              --------
Adjusted net earnings............................   $ 463                 $ 349
                                                  ========              ========

Average common and common equivalent
 shares-primary..................................              217.8                   216.2
Additional common share equivalents attributable
 to applications of the treasury stock method....                0.2                     0.1
Assumed conversion of ESOP preferred shares......               12.0                    12.6
                                                              -------                 -------
Adjusted common equivalent shares
 outstanding-fully diluted.......................              230.0                   228.9
                                                              =======                 =======

Fully diluted earnings per share before
 extraordinary charge............................   $2.05                $1.52

Extraordinary Charge.............................   (0.04)                   -
                                                  --------              -------
FULLY DILUTED EARNINGS PER SHARE                    $2.01                $1.52
                                                  ========              =======

AVERAGE ALLOCATED ESOP PREFERRED
 SHARES OUTSTANDING (IN MILLIONS)................                2.8                     2.1
                                                              =======                 =======
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